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                                                     P R O X Y
                                                   AMRION, INC.
                                   SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints Mark S. Crossen and Jeffrey S. Williams, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of Common Stock of Amrion, Inc. held of record by the undersigned on June 3, 1996, at the Annual Meeting of Shareholders to be held on July 19, 1996, or any adjournments thereof.

          1. Election of five (5) Directors to serve until the next Annual Meeting of Shareholders and until their successors shall have been elected and qualified:


                                 For all nominees listed below (except as marked to the contrary).


                                 Withhold authority to vote for all the nominees listed below.

                       Mark S. Crossen                     Theodore W. Brin
                       Jeffrey S. Williams                 David E. Houseman
                       Leslie G. Taylor

(Instruction: To withhold authority to vote for any individual nominee, check the box and cross out that nominee's name above.)

           2. To ratify the appointment of BDO Seidman as the Company's independent certified public accountants.

           6. To transact such other business as may properly come before the Meeting.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF ALL PROPOSALS SET FORTH ABOVE.

          SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATIONS ABOVE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE SPECIAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

          The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement furnished therewith.

Dated:                      , 1996.







Signature(s) of Shareholder(s)

                  Signature(s) should agree with the name(s) appearing hereon. Executors, administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit powers of attorney.

          THIS PROXY IS  SOLICITED  ON BEHALF OF THE BOARD OF  DIRECTORS
OF AMRION, INC. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.